NEWS RELEASE

GP Strategies Reports Second Quarter 2013 Financial Results

Columbia, MD. August 1, 2013. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended June 30, 2013.

Overview of Second Quarter 2013 Results:

•	Revenue of $104.9 million for second quarter of 2013 compared to $102.3 million for second quarter of 2012
•	Operating income of $8.6 million for second quarter of 2013 compared to $9.9 million for second quarter of 2012
•	Diluted earnings per share of $0.27 for second quarter of 2013 compared to $0.31 per share for second quarter of 2012
•	EBITDA of $ 10.6 million for second quarter of 2013 compared to $12.0 million for second quarter of 2012
•	Backlog of $243.8 million as of June 30, 2013 compared to $197.2 million at June 30, 2012

The Company’s revenue increased $2.6 million or 2.5% during the second quarter of 2013 compared to the second quarter of 2012. The revenue growth is primarily attributable to acquisitions completed during the second half of 2012 and 2013. Operating income decreased 13.8% to $8.6 million for the second quarter of 2013 from $9.9 million for the second quarter of 2012. Income before income tax expense was $8.6 million for the second quarter of 2013 compared to $10.0 million for the second quarter of 2012. Net income was $5.2 million, or $0.27 per share, for the second quarter of 2013 compared to $6.0 million, or $.31 per share, for the second quarter of 2012.

“While the second quarter of 2013 did not show improved operating performance, it was a transformational quarter for the Company. The major award from HSBC and other positive business developments have placed the Company in a very strong position for future growth,” commented Scott N. Greenberg, Chief Executive Officer of GP Strategies. “In addition to the HSBC contract that is only partially reflected in backlog, we are pleased with the success we’re having diversifying our business internationally. Other global clients are looking to GP Strategies for increased levels of support. These are exciting times for GP Strategies, and we look forward to the future.”

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Balance Sheet and Cash Flow Highlights

As of June 30, 2013, the Company had cash and cash equivalents of $5.2 million compared to $7.8 million as of December 31, 2012. The Company had no long-term debt outstanding as of June 30, 2013 and had $6.8 million of short-term borrowings under its $50 million line of credit as of June 30, 2013. Cash provided by operating activities was $5.5 million for the six months ended June 30, 2013 compared to $4.4 million for the same period in 2012.

Investor Call

The Company has scheduled an investor conference call for 10:00 a.m. ET on August 1, 2013. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in numbers for the live conference call are 800-754-1336 or 212-231-2932, using conference ID number 21661786. A telephone replay of the call will also be available beginning at 12:00 p.m. on August 1st, until 12:00 p.m. on August 15th. To listen to the replay, dial 800-633-8284 or 402-977-9140, using conference ID number 21661786.

Presentation of Non-GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization) and backlog. The Company believes that EBITDA is useful to investors in evaluating the Company’s results. This measure should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of EBITDA to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below. The Company calculates backlog as the total value of executed contracts (including subcontracts and purchase orders) minus the revenue recognized under those contracts through the backlog date. Although the conversion of backlog to revenue is subject to risks and uncertainties, the Company believes that backlog is a useful indicator regarding the future revenue of the Company from existing contracts. However, there is no standard system for compiling and calculating backlog, so our backlog may not be comparable with backlog measures reported by other companies. There is no GAAP financial measure comparable to backlog, therefore, a quantitative reconciliation of backlog is not provided.

About GP Strategies

GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of training, eLearning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

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Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue	$104,899	$102,311	$206,272	$195,916
Cost of revenue	86,504	83,306	171,696	161,299
Gross profit	18,395	19,005	34,576	34,617
Selling, general and administrative expenses	9,880	9,042	18,969	17,330
Gain on reversal of deferred rent liability	-	-	-	-
Gain (loss) on change in fair value of contingent consideration, net	45	(31)	292	(71)
Operating income	8,560	9,932	15,899	17,216
Interest expense	66	60	166	100
Other income	93	100	322	190
Income before income tax expense	8,587	9,972	16,055	17,306
Income tax expense	3,340	3,988	5,883	6,938
Net income	$5,247	$5,984	$10,172	$10,368

Basic weighted average shares outstanding	19,082	18,898	19,071	18,864
Diluted weighted average shares outstanding	19,334	19,250	19,315	19,219

Per common share data:
Basic earnings per share	$0.27	$0.32	$0.53	$0.55
Diluted earnings per share	$0.27	$0.31	$0.53	$0.54

Other data:
EBITDA (1)	$10,645	$11,980	$20,171	$21,212

(1)	The term EBITDA (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue by segment:
Learning Solutions	$45,185	$36,815	$87,919	$71,852
Professional & Technical Services	17,048	21,011	35,063	43,276
Sandy Training & Marketing	20,134	20,883	35,132	34,205
Performance Readiness Solutions	12,954	15,297	28,454	29,128
Energy Services	9,578	8,305	19,704	17,455
Total revenue	$104,899	$102,311	$206,272	$195,916
Gross profit by segment:
Learning Solutions	$8,198	$7,006	$15,369	$13,472
Professional & Technical Services	3,281	3,680	5,965	7,253
Sandy Training & Marketing	2,936	3,652	4,862	5,194
Performance Readiness Solutions	1,512	2,592	3,490	4,167
Energy Services	2,468	2,075	4,890	4,531
Total gross profit	$18,395	$19,005	$34,576	$34,617
Operating income by segment:
Learning Solutions	$3,554	$3,691	$6,766	$7,086
Professional & Technical Services	1,747	1,742	2,805	3,335
Sandy Training & Marketing	1,193	1,905	1,822	2,208
Performance Readiness Solutions	316	1,206	895	1,451
Energy Services	1,705	1,419	3,319	3,207
Gain (loss) on change in fair value of contingent consideration, net	45	(31)	292	(71)
Total operating income	$8,560	$9,932	$15,899	$17,216
Supplemental Cash Flow Information:
Net cash provided by (used in) operating activities	$163	$(2,559)	$5,479	$4,404
Capital expenditures	(1,331)	(542)	(2,161)	(1,467)
Free cash flow	$(1,168)	$(3,101)	$3,318	$2,937

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation – EBITDA (2)

(In thousands)

(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$5,247	$5,984	$10,172	$10,368
Interest expense	66	60	166	100
Income tax expense	3,340	3,988	5,883	6,938
Depreciation and amortization	1,992	1,948	3,950	3,806
EBITDA	$10,645	$11,980	$20,171	$21,212

(2)	Earnings before interest, income taxes, depreciation and amortization (EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization,. EBITDA should not be considered as substitutes either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)
Current assets:
Cash and cash equivalents	$5,192	$7,761
Accounts and other receivables	79,232	83,597
Costs and estimated earnings in excess of billings on uncompleted contracts	21,841	16,979
Prepaid expenses and other current assets	12,445	10,143
Total current assets	118,710	118,480
Property, plant and equipment, net	6,484	5,511
Goodwill and other intangibles, net	132,853	118,693
Other assets	1,502	1,750
Total assets	$259,549	$244,434

Current liabilities:
Short-term borrowings	$6,770	$—
Accounts payable and accrued expenses	49,815	47,457
Billings in excess of costs and estimated earnings on uncompleted contracts	18,112	21,877
Total current liabilities	74,697	69,334
Other noncurrent liabilities	8,462	7,763
Total liabilities	83,159	77,097
Total stockholders’ equity	176,390	167,337
Total liabilities and stockholders’ equity	$259,549	$244,434

© 2013 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.

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CONTACTS:
Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
443-367-9640	443-367-9636	443-367-9925

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